Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Platina Energy Group, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Blair Merriam, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

	(1)	The Report fully complies with the requirements of section 13(a) or 15(d)
		of the Securities and Exchange Act of 1934; and

	(2)	The information contained in the Report fairly presents, in all material
		respects, the financial condition and result of operations of the Company.



	/s/ Blair Merriam
	Blair Merriam
	Chief Executive Officer, President
	and Chief Financial Officer

	August 17, 2005